Exhibit 10.3
EXECUTION VERSION
NOTICE, JOINDER AND AMENDMENT TO INTERCREDITOR AGREEMENT
     NOTICE, JOINDER AND AMENDMENT TO INTERCREDITOR AGREEMENT (this “Agreement”), dated as of April 26, 2011, by and among EASTMAN KODAK COMPANY (the “Company”), for itself and on behalf of the other Grantors, CITICORP USA, INC., in its capacity as the Initial First Lien Representative (the “Initial First Lien Representative”), THE BANK OF NEW YORK MELLON, in its capacity as Second Lien Representative for and on behalf of the Second Lien Secured Parties, and BANK OF AMERICA, N.A., in its capacity as successor First Lien Representative (the “New First Lien Representative”).
     A. Reference is made to that certain Intercreditor Agreement, dated as of March 5, 2010, among the Initial First Lien Representative, the Second Lien Representative, the Company and the other Grantors (as amended, supplemented or otherwise modified, the “Intercreditor Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement).
     B. Pursuant to, and on the terms and conditions set forth in that certain Second Amended and Restated Credit Agreement, dated as of April 26, 2011, among the Company, the New First Lien Representative and the other parties thereto (the “Credit Agreement”), Bank of America, N.A. has succeeded Citicorp USA, Inc. as agent for the First Lien Secured Parties in respect of the Revolving Credit Facility (as defined therein), including as the representative of the First Lien Secured Parties under the Intercreditor Agreement (the “Agency Assumption”).
     C. The parties hereto desire to execute and deliver this Agreement to evidence the joinder of the New First Lien Representative as a First Lien Representative under the Intercreditor Agreement.
     D. The Company, for itself and on behalf of the other Grantors, desires to amend certain provisions of the Intercreditor Agreement as set forth herein to provide that so long as none of the Grantors are required under the First Lien Documents to provide the First Lien Secured Parties with any lien on their real property or fixtures to secure the First Lien Obligations, the provisions of Section 2.04 are inapplicable and will not require such security for the First Lien Obligations even if a grant of a Lien on such real property or fixtures is given to secure the Second Lien Obligations, and the New First Lien Representative (on behalf of the First Lien Secured Parties) and the Second Lien Representative (on behalf of the Second Lien Secured Parties) are willing to agree to such amendments on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Notice. Pursuant to Section 6.01 of the Intercreditor Agreement, Bank of America N.A. hereby gives notice to the Second Lien Representative that Bank of American N.A. has succeeded Citicorp USA, Inc. as a First Lien Representative.
     SECTION 2. Joinder. The parties hereto acknowledge and agree that, pursuant to the Agency Assumption, the New First Lien Representative has become a First Lien Representative under the Intercreditor Agreement, with the same force and effect as if the New First Lien Representative had originally been named therein as a First Lien Representative. The New First Lien Representative hereby agrees to be bound by the terms of the Intercreditor Agreement as a First Lien Representative and First Lien Secured Party thereunder. Each reference to the “First Lien Representative” in the Intercreditor

Agreement shall be deemed to include the New First Lien Representative as successor to the Initial First Lien Representative.
     SECTION 3. Amendment. The New First Lien Representative, the Second Lien Representative and the Company (for itself and on behalf of the other Grantors) hereby agree that, so long as any asset of the Company or any other Grantor constituting real property and fixtures is excluded as First Lien Collateral pursuant to the First Lien Documents, such asset shall be excluded from the operation of Section 2.04 of the Intercreditor Agreement.
     SECTION 4. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or in other electronic format shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 5. Reference to and Effect on the First Lien Documents and the Second Lien Documents. (a) On and after the effectiveness of this Agreement, each reference in the Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Intercreditor Agreement, and each reference in any First Lien Document or any Second Lien Document to “the Intercreditor Agreement”, “thereunder”, “thereof” or words of like import referring to the Intercreditor Agreement, shall mean and be a reference to the Intercreditor Agreement, as amended and modified by this Agreement.
     (b) The Intercreditor Agreement, as specifically amended and modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any First Lien Secured Party, any Second Lien Secured Party, the Initial First Lien Representative, the New First Lien Representative or the Second Lien Representative under any of the First Lien Documents or any of the Second Lien Documents, nor constitute a waiver of any provision of any of the First Lien Documents or any of the Second Lien Documents.
     (d) This Agreement shall be a “Loan Document” (as defined in the Credit Agreement) for all purposes of the Credit Agreement and the other First Lien Documents.
     SECTION 6. Waiver, Modification, Etc. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Lien Representative, the Second Lien Representative and, only if the rights or duties of any Grantor are directly affected thereby, such Grantor.
     SECTION 7. Miscellaneous. Section and subsection headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as New First Lien Representative
By:	/s/ Matthew T. O’Keefe
	Name:	Matthew T. O’Keefe
	Title:	Senior Vice President

THE BANK OF NEW YORK MELLON, as Second Lien Representative for and on behalf of the Second Lien Secured Parties
By:	/s/ J. Christopher Howe
	Name:	J. Christopher Howe
	Title:	Senior Associate

EASTMAN KODAK COMPANY, for itself and on behalf of the other Grantors
By:	/s/ William G. Love
	Name:	William G. Love
	Title:	Treasurer

Acknowledged and agreed as of the date first above written:
CITICORP USA, INC., as Initial First Lien Representative

By:	/s/ Shane V. Azzara
	Name:	Shane V. Azzara
	Title:	Director